EXHIBIT 10.3

CARRIEREQ, INC.

AMENDMENT 2020-1 TO
CARRIEREQ, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, CarrierEQ, Inc. (the “Company”) maintains the CarrierEQ, Inc. 2016 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has approved the amendment of the Plan as set forth herein.

NOW, THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

1.

Effective February 3, 2020, the Plan is hereby amended to decrease the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards to 2,676,126.

2.

Except as set forth herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, to record the adoption of this Amendment 2020-1 to the Plan, the Company has caused the execution of this instrument as of the Effective Date.

CARRIEREQ, INC.

By:
Victor Santos, CEO

AMENDMENT 2020-1 TO
CARRIEREQ, INC. 2016 EQUITY INCENTIVE PLAN